UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2011 (August 15, 2011)

ATLAS THERAPEUTICS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53298	20-8758875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Admiralty Way, Suite 500 Marina Del Rey, CA 90292
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (310) 496-5727

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2011, Dr. Peter H. Diamandis joined the Board of Directors (the “Board”) of Atlas Therapeutics Corporation (the “Company”). The Board has not determined on which committees of the Board Dr. Diamandis will serve.

Dr. Diamandis is the Chairman and CEO of the X PRIZE Foundation, a non-profit organization whose mission is to bring about radical breakthroughs for the benefit of humanity. Dr. Diamandis also serves as Chairman of Singularity University and is the founder and past-CEO of Zero Gravity Corporation, a commercial space company developing private, FAA-certified parabolic flights. He is the Chairman and co-founder of the Rocket Racing League as well as the co-founder and Vice Chairman of Space Adventures Ltd., the company which brokered the launches of four private citizens to the International Space Station.  In 1987, Dr. Diamandis co-founded the International Space University (ISU), and served as its first managing director.

Dr. Diamandis attended the Massachusetts Institute of Technology, where he received his Bachelor of Science in molecular genetics and Master of Science in aerospace engineering. He received his Doctor of Medicine from Harvard Medical School.  In 2005, he received an honorary Doctorate from the International Space University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2011

ATLAS THERAPEUTICS CORPORATION

By:	/s/ J.B. Bernstein
Name: J.B. Bernstein
Title: Chief Executive Officer